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                                                                   EXHIBIT 10.10

                            INDEMNIFICATION AGREEMENT

      This INDEMNIFICATION AGREEMENT is entered into as of February 25, 2004 between DAUGHERTY RESOURCES, INC., a British Columbia corporation (the "Company"), and ____________ (the "Indemnitee").

      The Indemnitee currently serves as a member of the Board of Directors of the Company (the "Board") or an officer of the Company, or both, and in that capacity or capacities is performing a valuable service to the Company. In order to induce the Indemnitee to continue to serve in his current capacity or capacities, the Company deems it to be in its best interests to expressly indemnify the Indemnitee as herein provided. Accordingly, in consideration of the Indemnitee's agreement to continue serving as a director or officer of the Company, or both, the parties hereto agree as follows.

      1. DEFINITIONS. The following terms used in this Agreement shall have the meanings set forth below.

            1.1 "Active Period" has the meaning set forth in Section 12.

            1.2 "Adjudication" means an adjudication and final judgment determining the rights or obligations of a party hereunder in any court of competent jurisdiction.

            1.3 "Change of Control" means an event or series of events by which
(a) any "person" (as used in Sections 13(d) and 14(d) of the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that it has the right to acquire without condition, other than the passage of time, whether the right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the total voting power of the outstanding voting stock of the Company, (b) the Company conveys, transfers, sells or leases all or substantially all of its assets to any person other than to a wholly owned subsidiary of the Company, (c) the stockholders of the Company approve any plan of liquidation or dissolution of the Company, (d) William S. Daugherty ceases for any reason other than death or disability to serve as the Chief Executive Officer of the Company or (e) during any period of 12 consecutive months, individuals who, at the beginning of that period, constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company, as applicable, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

            1.4 "Company" means Daugherty Resources, Inc. and its subsidiaries unless the context otherwise requires or, following a change of control, any successor to all or substantially all the business or assets of the Company, whether direct or indirect, by purchase, merger, consolidation or otherwise.

            1.5 "Derivative Suit" means any action by, on behalf of or in the right of the Company or any partnership managed by the Company.

            1.6 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            1.7 Liabilities" means judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement (including any interest assessments or other charges payable in connection therewith.

            1.8 "Litigation Expenses" means reasonable expenses incurred in connection with a Proceeding, including attorneys' fees, retainers and disbursements, court costs, experts' fees, travel expenses and printing costs.

            1.9 "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative or any appeal therein, except any action, suit or proceeding threatened or initiated by a party hereto.

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            1.10 "Reviewing Party" has the meaning set forth in Section 6.

            1.11 "Standard of Conduct" means the standard of conduct required for indemnification set forth in Section 3, subject to the restrictions on indemnification set forth in Section 4.

      2. INDEMNIFICATION. Subject to the requirements and restrictions set forth in this Agreement, the Company shall indemnify and hold the Indemnitee harmless from and against any and all Liabilities and Litigation Expenses incurred by the Indemnitee in connection with any Proceeding to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, or was or is a witness without being named a party, by reason of the fact that the Indemnitee is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise.

      3. REQUIREMENTS FOR INDEMNIFICATION. The Indemnitee shall be entitled to indemnification (a) in a civil Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and (b) in a criminal Proceeding if he also had no reasonable cause to believe his conduct was unlawful.

      4. RESTRICTIONS ON INDEMNIFICATION. No indemnification shall be made (a) in any Derivative Suit on any claim, issue or matter for which the Indemnitee has been finally adjudged by a court of competent jurisdiction to be liable to the Company due to his gross negligence or willful misconduct unless and to the extent that the court in which the Derivative Suit was heard determines that the Indemnitee is entitled to indemnification, or (b) for any accounting of profits made by the Indemnitee in violation of Section 16(b) of the Exchange Act.

      5. ADVANCEMENT OF EXPENSES. Upon written request by the Indemnitee, the Company shall promptly advance all Expenses incurred by or on behalf of the Indemnitee. A request for an advance of Expenses may be made only if the Indemnitee reasonably believes that he has met the Standard of Conduct. The request shall contain a reasonably detailed description of the Expenses or, to the extent available to the Indemnitee, documentation evidencing the amount of the Expenses. The Indemnitee's right to advancement of Expenses shall not be conditioned upon a prior determination by the Reviewing Party, provided that the Indemnitee hereby agrees, subject to Section 11.4, to repay amounts advanced if it is ultimately determined by the Reviewing Party that he is not entitled to be indemnified for those Expenses under this Agreement.

      6. FORUM FOR DETERMINATION OF REQUEST FOR INDEMNIFICATION. Except as provided in Section 4(a) for a Derivative Suit, the forum in which a request for indemnification for Liabilities or Expenses in any Proceeding shall be determined under this Agreement (the "Reviewing Party") shall be selected by the Indemnitee from any one of (a) a committee of the Board comprised of all directors who are not or were not parties to the Proceeding, acting by a majority vote without regard to the presence of a quorum of directors of the Board, (b) a law firm or member of a law firm selected by the Board and approved by the Indemnitee, provided that the firm has not represented (i) the Company, the Indemnitee or any of their respective affiliates in any material matter within the past five years or (ii) any other party to the Proceeding ("Independent Legal Counsel"), whose determination shall be presented in writing, or (c) a panel of three arbitrators, one selected by the Board, one by the Indemnitee and the third by the first two selected arbitrators, whose proceedings shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association and whose determination shall be presented in a written opinion.

      7. PROCEDURE FOR DETERMINATION OF INDEMNIFICATION CLAIM. Within a reasonable time not exceeding one year after the disposition of any Proceeding for which indemnification is requested by the Indemnitee or advances of Expenses were previously made hereunder, the Indemnitee shall submit a written request for indemnification to the Company. The request shall include sufficient documentation or information reasonably available to the Indemnitee to support his claim for indemnification, together with his selection of the Reviewing Party. A determination of the Indemnitee's right to indemnification shall be made within 60 days of the Company's receipt of the request. If a determination has not been made within that period, the request shall be deemed to have been approved.

      8. EFFECT OF CHANGE IN CONTROL. If a Change of Control has occurred after the date of this Agreement and the Indemnitee elects to have a claim for indemnification determined by Independent Legal Counsel, the

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Independent Legal Counsel shall be selected by the Indemnitee and approved by the Company, whose approval shall not be unreasonably withheld.

      9. BURDEN OF PROOF. In any determination of the Indemnitee's right to indemnification hereunder, the Indemnitee shall be presumed to have acted in accordance with the Standard of Care and to be entitled to indemnification by the Company. The Company shall have the burden of proof to overcome these presumptions in recommending any contrary determination to the Reviewing Party. The termination of a Proceeding by judgment, order, arbitration award, settlement, whether with or without court approval, conviction or upon plea of nolo contendere or its equivalent shall not affect these presumptions.

      10. FEES AND EXPENSES OF REVIEWING PARTY. If Independent Legal Counsel or an arbitration panel is selected as the Reviewing Party to determine the Indemnitee's right to indemnification hereunder, the Company shall pay all reasonable fees and expenses of the Reviewing Party and shall indemnify the Reviewing Party against any and all expenses and losses incurred by the Reviewing Party in connection with its engagement under this Agreement.

      11. REMEDIES OF THE INDEMNITEE.

            11.1 Right to Adjudication. In the event that (a) the Reviewing Party determines that the Indemnitee is not entitled to indemnification under this Agreement, (b) advances of Expenses are not timely made pursuant to this Agreement, (c) payment of Liabilities or Expenses are not timely made after a determination of entitlement to indemnification hereunder or (d) the Indemnitee otherwise seeks to enforce his rights under this Agreement, the Indemnitee shall be entitled to an Adjudication, and the Company will not oppose the Indemnitee's right to seek the Adjudication.

            11.2 Burden of Proof in Adjudication. In any Adjudication, the Indemnitee shall be presumed to be entitled to indemnification under this Agreement, and the Company shall have the burden of proof to overcome that presumption. Any Adjudication of an adverse determination by the Reviewing Party shall be made de novo, and the Indemnitee shall not be prejudiced by the Reviewing Party's adverse determination. In any Adjudication, the Company shall be precluded from asserting that the procedures and presumptions provided in this Agreement are not valid, binding and enforceable. The Company shall stipulate that it is bound by all the provisions of this Agreement and precluded hereunder from making any assertion to the contrary.

            11.3 Expenses of Adjudication. Expenses reasonably incurred by the Indemnitee in connection with the enforcement of this Agreement through an Adjudication shall be borne by the Company if the Indemnitee is successful in the Adjudication.

            11.4 Suspension of Obligation to Repay Advances. The Indemnitee's obligation under Section 5 to repay advanced Expenses upon an adverse determination by the Reviewing Party shall be suspended pending determination of his indemnification rights in an Adjudication.

      12. CONTINUATION OF RIGHTS. All agreements and obligations of the Company provided herein shall continue (a) during the period (the "Active Period") that the Indemnitee is a director or officer of the Company or any successor to the Company or is serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise and (b) after the Active Period as long as the Indemnitee could be involved in any Proceeding that could arise from events that occurred during the Active Period.

      13. INSURANCE AND FUNDING. The Company shall not be required to purchase or maintain insurance covering any of its obligations under this Agreement but may do so in its sole discretion or may create a trust fund or use other means to ensure the timely satisfaction of its indemnification obligations hereunder.

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      14. NOTICE AND DEFENSE OF PROCEEDING.

            14.1 Notice of Proceeding. The Indemnitee shall promptly notify the Company in writing of the commencement of any Proceeding for which indemnification may be claimed hereunder, provided that any failure to so notify the Company shall not relieve if from its obligations under this Agreement.

            14.2 Defense of Proceeding. The Company may participate in the Proceeding at its own expense and, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee unless there has been a Change of Control or the Indemnitee reasonably concludes that there may be a conflict of interest between the Company and the Indemnitee in the Proceeding. If the Indemnitee does not object on those grounds and the Company assumes the defense of the Proceeding, it shall not be liable to the Indemnitee for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof, except to the extent that (a) the Company authorizes the Indemnitee to engage separate counsel, (b) the Indemnitee reasonably concludes that counsel engaged by the Company may not adequately represent his interests or (c) the Company or its counsel fails to act with reasonable diligence in assuming the defense of the Proceeding, in each of which events all Expenses thereafter incurred by the Indemnitee for employing separate counsel shall be subject to indemnification hereunder.

            14.3 Settlement of Proceeding. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without his written consent, which the Indemnitee shall not unreasonably withhold. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding effected without its written consent, which the Company shall not unreasonably withhold.

      15. NONEXCLUSIVITY. The rights of the Indemnitee under this Agreement shall not be deemed exclusive or in limitation of any other rights to which the Indemnitee may be entitled under applicable law, the governing instruments of the Company or any agreement, vote of shareholders, resolution of the Board of Directors or otherwise.

      16. OTHER PAYMENTS. The Company shall not be liable to make any payment under this Agreement to the extent that the Indemnitee has received payment from a third party of the amounts otherwise payable by the Company hereunder.

      17. SUBROGATION. The Company shall be subrogated, to the extent of any indemnification payment under this Agreement, to all related rights of recovery of the Indemnitee, and the Indemnitee shall take all actions reasonably necessary to secure the Company's recovery rights and perfect its ability to enforce those rights.

      18. NATURE OF OBLIGATIONS. The Company's obligation hereunder shall be absolute and unconditional and shall not be subject to any setoff, counterclaimpment or other right that the Company may have against the Indemnitee. The Company waives any rights it may now have or hereafter acquire, by statute or otherwise, to cancel, terminate or rescind this Agreement in whole or in part. Except as otherwise provided herein, any payment made by the Company hereunder shall not be subject to recovery or recoupment for any reason from the Indemnitee or any person entitled thereto.

      19. SUCCESSOR AND ASSIGNS. This Agreement shall be binding on the successors and assigns of the Company and shall inure to the benefit of and be enforceable by the legal representatives, executors, administrators, heirs, distributees, devises and legatees of the Indemnitee. Upon any Change of Control, the Company shall require any successor to all or substantially all the business or assets of the Company, whether direct or indirect, by purchase, merger, consolidation or otherwise, by written agreement satisfactory in form and substance to the Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place.

      20. MISCELLANEOUS.

            20.1 Reservation of Rights. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by a party shall not preclude or waive that party's right to use any or all other

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remedies. Those rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

            20.2 Waiver of Provisions. No provisions of this Agreement may be modified, amended, waived or discontinued unless agreed to in writing by the parties hereto. No waiver at any time by either party of any breach by the other party or waiver of compliance with any condition or provision to be performed by the other party shall be deemed a waiver of similar or dissimilar breaches, conditions or provisions at the same time or any prior or subsequent time.

            20.3 Integration. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No assurances or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party except as expressly set forth herein.

            20.4 Amendment. This Agreement shall not be amended or modified except by a written instrument signed by both parties.

            20.5 Governing Law. This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the state of Delaware, excluding any conflict of laws rules of that State or other principle that might refer the governance or construction of this Agreement to the law of British Columbia or any other jurisdiction.

            20.6 Notices. Any notice, request or other communication required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given or made if delivered personally, or mailed (postage prepaid by registered or certified mail), or sent by facsimile to the party (or to an executive officer of the Company) at their respective addresses provided in writing to the other party for that purpose. Any notice, request or other communication so sent shall be deemed to have been given or delivered (a) at the time that it is personally delivered, (b) two business days after the date deposited in the United States mail, (c) one business day after delivery to an overnight courier or (d) when receipt is acknowledged, if sent by facsimile.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                                       DAUGHERTY RESOURCES, INC.

                                                       By_______________________
                                                         Name:
                                                         Title:

                                                       INDEMNITEE:

                                                       _________________________

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